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                                                                       Exhibit A

                            ARTICLES OF INCORPORATION
                                       OF
                     GABELLI INTERNATIONAL GROWTH FUND, INC.

                                   ARTICLE I

         THE UNDERSIGNED, Jeffrey S. Hochman, whose post office address is c/o Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, being at least 18 years of age, does hereby act as an incorporator and forms a corporation, under and by virtue of the Maryland General Corporation Law.


                                   ARTICLE II

                                      NAME
                                      ----

         The name of the Corporation is Gabelli International Growth Fund, Inc. (the "Corporation").


                                  ARTICLE III

                               PURPOSES AND POWERS
                               -------------------

         The Corporation is formed for the following purposes:

         (1) To conduct and carry on the business of an investment company.

         (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

         (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

         (4) To redeem, purchase or acquire in any other manner, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by these Articles of Incorporation.

         (5) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.
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of the Corporation to each stockholder of record entitled to vote at the meeting, by placing the notice in the mail at least 10 (ten) days, but not more than 90 (ninety) days, prior to the date designated for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

         SECTION 4. Quorum. Except as otherwise provided by law or by the Corporation's Articles of Incorporation, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least one-third of the votes to be cast shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by a majority of the votes cast at the meeting, except for the election of directors. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time as provided in Section 5 of this Article I until a quorum shall attend. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation in excess of one-third that may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or other applicable statute, the Corporation's Articles of Incorporation or these By-Laws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

         SECTION 5. Adjournment. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned to a date more than 120 (one hundred twenty) days after the original record date.

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         (5) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

         (6) Unless otherwise required by law, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast one-third (1/3) of all the votes entitled to be cast at the meeting constitutes a quorum.

         (7) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this Charter.


                                   ARTICLE VI

                                   REDEMPTION
                                   ----------

         Each holder of shares of the Corporation's capital stock shall be entitled to require the Corporation to redeem al1 or any part of the shares of capital stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of the shares as in effect from time to time as may be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the provisions of Article VI, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986 or (ii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock for the stockholder is

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         SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders of the Corporation.

         SECTION 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute, any action required to be taken at any meeting of stockholders, or any action that may be taken at any meeting of the stockholder, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (i) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.


                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

         SECTION 1. General Powers. Except as otherwise provided in the Corporation's Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the

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Corporation, except as conferred by Law or authorized by resolution of the Board of Directors or of the stockholders.

                  (iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

                  (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

                  (v) Notwithstanding anything in this Charter to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class, the amount of the liabilities belonging to any class and the net asset value of each share of any class of the Corporation's stock.

                  (vi) To determine accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occuring less frequently than the effectiveness of declarations thereof.

                  (vii) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, this Charter and the By-Laws of the Corporation.

         (3) Any determination made in good faith, and in accordance with accepted accounting practices, if applicable, by or pursuant

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Directors then holding office shall have been elected by the stockholders of the
Corporation. A majority of the entire Board then in office may fill a vacancy which results from an increase in the number of Directors. In the event that at any time a vacancy exists in any office of a Director that may not be filled by the remaining Directors, a special meeting of the stockholders shall be held as promptly as possible and in any event within 60 (sixty) days, for the purpose of filling the vacancy or vacancies. Any Director elected or appointed to fill a vacancy shall hold office until a successor has been chosen and qualifies or until his earlier resignation or removal.

         SECTION 7. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

         SECTION 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors.

         SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called by two or more Directors of the Corporation or by the Chairman of the Board or the President.

         SECTION 10. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each Director, either personally or by telephone or other standard form of telecommunication, at least 24 (twenty-four) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Director at his residence or usual place of business, and mailed at least 3 (three) days before the day on which the meeting is to be held.

         SECTION 11. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any Director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

         SECTION 12. Quorum and Voting. One-third (but not fewer than 2 (two)) of the members of the entire Board of Directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at the meeting (unless there is only one director, in which case that one will constitute a quorum for the transaction of business), and except as otherwise expressly required by statute,

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permitted by the Investment Company Act of 1940, as amended from time to time.
In addition, any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

         The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.


                                *      *      *


         IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.


                                        By: /s/ Jeffrey S. Hochman
                                           --------------------------
                                               Jeffrey S. Hochman
                                                  Incorporator

Dated the 25th day of May, 1994

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